                                                                   EXHIBIT 99.1

                                                                      EXHIBIT I


                           IONIC FUEL TECHNOLOGY, INC.

                    COMPUTATION OF NET LOSS PER COMMON SHARE




                                             THREE MONTHS ENDED                       SIX MONTHS ENDED
                                                  DECEMBER 31                           DECEMBER 31
                                             2000             1999               2000                1999
                                         -------------------------------        -----------------------------

Net loss                                 $    (203,696)     $   (195,019)       $    (458,272)    $   (537,649)

Average common shares
   outstanding                              21,261,789        11,283,289           19,889,126       11,283,289
                                         -------------      ------------        -------------     ------------

Net loss per common share                $       (0.01)     $      (0.02)       $      (0.02)     $      (0.05)
                                         =============      ============        =============     ============
